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                                                                   EXHIBIT 10.15

                         EXECUTIVE EMPLOYMENT AGREEMENT





        THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of this ____ day of ________, 2000 (the "Effective Date"), by and between OPTICAL ACCESS, INC., a Delaware corporation (the "Company"), and Guy Avidan, an individual ("Executive"), with reference to the following facts:



                                    RECITALS

        WHEREAS, Executive is knowledgeable of and skillful in the Company's business, which includes, but is not limited to the design and installation of financial software and solutions (the "Business");

        WHEREAS, the Company believes that Executive will be an integral part of its management and is and will become knowledgeable of and be in part responsible for developing the Business;

        WHEREAS, the Company desires that Executive be employed as Chief Executive Officer of the Company;

        WHEREAS, Executive is willing to be employed by the Company and provide services to the Company under the terms and conditions herein stated.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:



                                    AGREEMENT

1.      EMPLOYMENT, SERVICES, AND DUTIES.

        1.1 Employment. The Company hereby employs Executive as the Chief Executive Officer and President of the Company and Executive hereby accepts such employment as of the Effective Date upon the terms, covenants and conditions set forth herein.

        1.2 Duties. Executive shall perform all duties assigned to him to the best of his ability and in a manner satisfactory to the Company. As the Chief Executive Officer and President, Executive shall report to the Board of Directors (or its designee) and shall have the responsibility for the general management and control of the business and affairs of the Company and shall perform all duties and have all powers which are commonly incident to the offices of the Chief Executive Officer and President or which are delegated to him by the Board of Directors.



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        1.3 Time and Efforts. Executive shall devote his full-time efforts, attention, and energies to the Business of the Company. Although Executive may, at his option, work flexible hours, he agrees that during the Term of Employment, he shall not render commercial or professional services of any nature to any other person or organization for compensation, without the prior written consent of the Company, and he will not directly or indirectly engage in any business that is competitive in any manner with the Business of the Company or in any other way constitutes an actual or perceived conflict of interest.

2.      TERM

        The term of employment under this Agreement ("Term of Employment") shall commence on the Effective Date and, subject to the provisions of Section 4 below, shall continue for a period of four (4) years.

3.      COMPENSATION

        As the total consideration for Executive's services rendered hereunder, Executive shall be entitled to the following:

        3.1 Base Salary. A salary of One Hundred Fifteen Dollars ($115,000) per year ("Base Salary") beginning the Effective Date through the Term of Employment, payable in regular installments in accordance with the customary payroll practices of the Company. Executive's Base Salary shall be subject to such payroll deductions as required by law or as appropriate under the Company's payroll deduction procedures and policies.

        3.2 Discretionary Bonus. In addition to Base Salary, Executive shall be eligible to receive a discretionary annual bonus based upon Executive's and the Company's performance for the preceding fiscal year. The amount of such bonus, if any, shall be determined by the Board in its sole discretion. Bonus compensation under this Section 3.2 shall be earned as of the last day of the applicable fiscal year provided that Executive is actively employed by the Company on such date.

        3.3 Expenses. During the Term of Employment, Executive is entitled to reimbursement for reasonable and necessary business expenses, including, but not limited to, automobile expenses, per Company policy, incurred by Executive in connection with the performance of Executive's duties hereunder provided that
(a) such expenses are ordinary and necessary business expenses incurred on behalf of the Company, and (b) Executive provides the Company with itemized accounts, receipts and other documentation for such expenses as are reasonably required by the Company.

        3.4 Vacation. Executive shall be entitled to four (4) weeks vacation time each year without loss of compensation during the Term of Employment. Executive may be absent from his employment only at such times as the Company shall determine from time to time. Executive's vacation shall be governed by the Company's usual policies applicable to all Executives.

        3.5 Fringe Benefits. Executive shall be entitled to participate in or receive benefits under any employee benefit plan or other arrangement made available by the Company to its officers and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.



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4.      TERMINATION

        Executive's employment shall terminate prior to the expiration of the Term of Employment set forth in Section 2 above upon the happening of the following:

        4.1 Termination For Cause. The Company may terminate this Agreement for Cause. For purposes of this Agreement, "Cause" shall mean:

                (a) a material act of dishonesty in connection with the Executive's responsibilities as an employee;

                (b) Executive's conviction of, or plea of nolo contendere to, a felony or a crime involving fraud;

                (c) Executive's willful misconduct, which cannot be cured on reasonable notice, which has a material detrimental effect on the Company;

                (d) Executive's commission of an act constituting a breach of fiduciary duty to the Company;

                (e) Executive's continued failure or refusal to follow the proper, lawful, reasonable and specific directives of the Board of Directors; or

                (f) Executive's consistent failure to perform his employment duties as provided hereunder, which is not cured within ten (10) days following Executive's receipt of written notice from the Board of Directors;

        4.2 Termination Without Cause. The Company may terminate the employment of Executive and all of the Company's obligations hereunder (except as hereinafter expressly provided) at any time and for any reason or for no reason during the Term of Employment without "Cause" by giving Executive written notice of such termination, to be effective thirty (30) days following the giving of such written notice.

        4.3 Termination Due to Disability or Death. Executive's employment hereunder may be terminated by the Company:

                (a) Upon thirty (30) days' notice to Executive in the event that Executive has been unable to substantially perform his duties under this Agreement for an aggregate of 120 days within any 12-month period, or can reasonably be expected to be unable to do so for such period, as the result of Executive's incapacity due to physical or mental impairment, and within thirty
(30) days of receipt of such notice, Executive shall not have returned to the full-time, continuing performance of his duties hereunder, and

                (b) Immediately upon the death of Executive.

        4.4 Voluntary Termination by Executive. Executive may terminate his employment with the Company at any time during the Term of Employment by giving the Company written notice of such termination, to be effective ninety (90) days following the giving of such written notice. The Company, at its election, may or may not require Executive to continue to perform his duties hereunder for all or some of such ninety (90) day notice period.

        4.5 Termination by Mutual Agreement of the Parties. Executive's employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of



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the parties. Any such termination of employment shall have the consequences specified in such agreement.

5.      EFFECT OF TERMINATION

        5.1 Termination For Cause, Death or Disability. In the event that Executive's employment is terminated pursuant to Section 4.1, Section 4.3,
Section 4.4 or Section 4.5 above, the Company shall pay to Executive on the date of termination of employment (the "Termination Date") the following:

                (a) The unpaid portion of the Base Salary provided in Section
3.1 and payment for any accrued vacation provided for in Section 3.5, in each case computed on a pro rata basis to the Termination Date; and

                (b) Any expense reimbursements due and owing to Executive as of the Termination Date.

        5.2 Termination Without Cause. In the event Executive's employment is terminated pursuant to Section 4.2 above, the Company shall pay to Executive, or his representatives, the following:

                (a) The payments, if any, referred to in Sections 5.1(a) and 5.1(b);

                (b) So long as Executive complies with the terms of Section 6 hereof following the Termination Date and executes a general release (in the form attached hereto) in favor of the Company, severance compensation equal to the following:

                        (i) the annual Base Salary provided for in Section 4.1 for the lesser of

                                (A) The remainder of the Employment Term; or

                                (B) Twelve (12) months of Base Salary (minus all
applicable payroll deductions), payable in six (6) equal monthly installments commencing on the Termination Date, the first of such installments due immediately upon termination; and

                        (ii) continued coverage under the benefit arrangements provided pursuant to Section 3.6 for the lesser of

                                (A) The remainder of the Employment Term; or

                                (B) The 12-month period commencing on the
Termination Date.

6.      NON-COMPETITION; CONFIDENTIALITY; NON-SOLICITATION.

        6.1 Covenant Not to Compete. During the Term of Employment neither Executive nor any affiliate of Executive, shall compete in any manner with the Company and/or its affiliates, directly or indirectly, or own, manage, operate, control, be a consultant to, participate or have any interest in or be connected in any manner with the ownership, management, operation or control of any business manufacturing, marketing or selling products or services similar to the services of the Company and/or its affiliates. As used in this Agreement, an "affiliate" of Executive is any corporation, partnership, association, or other business entity which directly or indirectly is controlled or can have its acts affected by Executive or in which Executive has an investment. Nothing contained in this Agreement shall be deemed to preclude Executive from purchasing or owning, directly or beneficially, as a passive investment, less than



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five percent (5%) of any class of publicly traded securities of any corporation so long as Executive does not actively participate in or control, directly or indirectly, any investment or other decisions with respect to such corporation.

        6.2 Confidentiality and Return of Company Documents. Executive recognizes and acknowledges that by virtue of his employment and position with the Company, he will have access to certain trade secret and confidential information of the Company and that such information constitutes valuable, special and unique property of the Company, and derives economic value because it is not generally known to the public or to others who could benefit from its disclosure or use ("Trade Secrets"). Trade Secrets include, but are not limited to, the following:

                (a) customer information such as customer lists and other information concerning particular needs, problems, likes or dislikes of the Company's customers;

                (b) the identities of the Company's customers, strategic partners and investors;

                (c) price information, such as price lists, the contents of bids, and other information concerning costs or profits;

                (d) technical information, such as formulae, know-how, computer programs, software, secret processes or machines, inventions and research projects, documentation, or other methods or processes;

                (e) business information relating to costs, profits, sales, markets, suppliers, plans for further development, market studies or research projects;

                (f) personnel or a compilation of data concerning the Company's employees, consultants and independent contractors; and

                (g) any other information valuable because of its private or confidential nature.

        Executive agrees that he will not at any time, during or after the Employment Term, reproduce, copy or disclose any of the Company's Trade Secrets and/or confidential business information to any person, firm, corporation, association or other entity for any reason or purposes whatsoever, nor will Executive advise, discuss or in any way assist any other person or firm (including customers or former customers of the Company) in obtaining or learning about the Company's Trade Secrets. Executive covenants and acknowledges that upon separation from employment with the Company, he shall immediately surrender to the Company all of the Company's Trade Secrets and any and all such documents, materials or other tangible items pertaining to these Trade Secrets that he may possess and that such Trade Secrets shall be and remain the sole property of the Company. Executive agrees that if he is in doubt as to whether any information, material, or document is a Trade Secret or is confidential, he will contact the Board of Directors of the Company before disclosing or using such information for any purpose other than in furtherance of Executive's duties as an employee of the Company. For purposes hereof, "Trade Secrets" shall not include any information or knowledge that is known to the public at the time of disclosure by Executive, so long as Executive played no role in such initial disclosure to the public.



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        6.3 Solicitation of the Company's Employees or Customers. Executive
agrees that at any time during the term of his employment and for two (2) years after that term he shall not solicit, directly or indirectly, any employees of the Company to leave employment by the Company to work for or with Executive or any competitor of the Company nor solicit any of the Company's customers or potential customers who were solicited by the Company within a twelve (12) month period immediately prior to the termination of Executive's engagement.

        6.4 Survival of Confidentiality and Non-Solicitation. The requirements and covenants of Sections 6.2 and 6.3 shall survive and continue after the Term of Employment. Executive recognizes and agrees that any violation or threatened violation of any provision contained in Sections 6.2 or 6.3 will cause irreparable damage or injury to the Company and that the Company's remedies at law for any breach of this Section 6 may not be adequate, and the exact amount of the Company's damages in the event of such breach may be impossible to ascertain. Therefore, the Company shall be entitled, as a matter of right, without further notice and without the necessity of posting bond thereof, to injunctive and other equitable relief restraining any threatened or further violation of this Section. The Company's right to an injunction shall be in addition to, and not in limitation of, any and other rights and remedies it may have against Executive, including, but not limited to, the recovery of damages. At all times during the term of this Agreement, Executive shall not, directly or indirectly, engage or participate in, prepare or set up, assist or have any interest in any person, partnership, corporation, limited liability company, firm, association, or other business organization, entity or enterprise (whether as an Executive, officer, director, member, agent, security holder, creditor, consultant or otherwise) that engages in any activity in those geographic areas where the Company conducts the Business, which activity is the same as, similar to, or competitive with any activity now engaged in by the Company or in any way relating to the Business.

7.      NOTIFICATION TO NEW EMPLOYER

        If Executive leaves the employ of the Company, Executive consents to the Company's notification to any new employer of Executive's rights and obligations under this Agreement.

8.      ASSIGNMENT

        This Agreement is personal in nature, and neither this Agreement nor any part of any obligation herein shall be assignable by Executive. The Company shall be entitled to assign this Agreement to any affiliate of the Company which assumes the ownership and control of the business of the Company.

9.      SEVERABILITY

        Should any term, provision, covenant or condition or this Agreement be held to be void or invalid, the same shall not affect any other term, provision, covenant or condition of this Agreement, but such remainder shall continue in full force and effect as though each such voided term, provision, covenant or condition is not contained herein.

10.     GOVERNING LAW AND SUBMISSION TO JURISDICTION

        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be carried out in California. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Los Angeles, Delaware in any action or proceeding arising out of or relating to this Agreement and further agrees that all claims in respect of the action or proceeding may be heard and determined in any



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such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner so provided by law.

11.     BINDING AGREEMENT

        This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns.

12.     CAPTIONS

        The Section captions herein are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

13.     ENTIRE AGREEMENT

        This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, with the Company. Any such prior agreements are hereby terminated and of no further effect and Executive by the execution hereof agrees that any compensation provided for under any such prior agreement(s) is specifically superseded and replaced by the provision of this Agreement. No modification of this Agreement shall be valid unless made by the unanimous written consent of the Board of Directors of the Company. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

14.     NOTICE

        All notices and other communications under this Agreement shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

                        If to the Company:

                        Optical Access, Inc.
                        20415 Nordhoff Street
                        Chatsworth, CA  91311
                        Attention:  Secretary

             with a copy to:

                        Kirkpatrick & Lockhart LLP
                        9100 Wilshire Boulevard
                        Eighth Floor-East Tower
                        Beverly Hills, CA  90212
                        Telephone:  (310) 273-1870
                        Facsimile:   (310) 274-8293



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                        Attention:   Thomas J. Poletti, Esq.

                        If to Executive:

                        --------------------
                        --------------------
                        --------------------
                        --------------------

             with a copy to:





15. ATTORNEY'S FEES

        In the event that any party shall bring an action, reference, arbitration or proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action, reference, arbitration or proceeding as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party all reasonable costs and expenses of such action, reference, arbitration or proceeding, including reasonable attorneys' fees, court costs, costs of investigation, expert witness fees and other costs reasonably related to such proceeding.




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        IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.



                                           "COMPANY"
                                           OPTICAL ACCESS, INC.,
                                           a Delaware corporation


                                       By:
                                           -------------------------------------

                                      its:
                                           -------------------------------------



                                       and

                                           "EXECUTIVE"


                                       By:
                                           -------------------------------------

                                           Guy Avidan





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